EXHIBIT 4.2
                          AMENDED AND RESTATED BY-LAWS

                           BERGEN BRUNSWIG CORPORATION

                             AS OF NOVEMBER 13, 1998
                             =======================


                                    ARTICLE I

                                     Office
                                     ------

         Section 1. Principal Office. The principal office of the corporation is
                    ----------------
hereby  fixed and  located at 4000  Metropolitan  Drive,  in the City of Orange,

County of Orange,  and State of  California.  The board of  directors  is hereby granted  full power and  authority  to change said  principal  office to another office within or without the State of California.

         Section 2. Other Offices. Branch or subordinate offices may at any time
                    -------------
be  established  by the board of  directors  at any  place or  places  where the corporation is qualified to do business.



                                   ARTICLE II

                             Meeting of Shareholders
                             -----------------------

         Section 1. Place of  Meetings.  All meetings of  shareholders  shall be
                    ------------------
held at the principal office of the corporation or at such other place as may be designated  by the board of directors or its  executive  committee and stated in the notice of the meeting.

         Section 2. Annual  Meetings.  An annual meeting of the  shareholders of
                    ----------------
the corporation  shall be held on such day and at such hour as shall be fixed by the board of directors and designated in the notice of the meeting.


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         Section 3. Special  Meetings.  Special meetings of the shareholders may
                    -----------------
be called for any  purpose  and at any time by the  chairman  of the board,  the president  or by the board of  directors  or as provided in the  certificate  of incorporation.

         Section 4. Notice of Meetings.  Written  notice of the time,  place and
                    ------------------
purposes of annual and special  meetings of shareholders  shall be given to each shareholder entitled to vote at such meeting at least ten (10) days and not more than sixty (60) days before the date of such  meeting,  either  personally or by mail, charges prepaid, addressed to such shareholder at his address appearing on the books of the  corporation.

         Section 5. Record  Date.  The board of  directors  shall fix the record
                    ------------
date for determination of shareholders  entitled to notice of and to vote at any annual or special  meeting of  shareholders.  Such record date shall not be more than  sixty  (60)  days nor less  than ten  (10)  days  before  the date of such meeting.

         Section 6.  Nominations  of Directors  and  Proposals of Business To Be
                    ------------------------------------------------------------
Considered. (a) Nominations of persons for election to the board of directors of
----------
the   corporation  and  the  proposal  of  business  to  be  considered  by  the shareholders  may be made at an annual meeting of  shareholders  (i) pursuant to the corporation's notice of such annual meeting,  (ii) by or at the direction of the board of directors or (iii) by any  shareholder of the corporation who was a shareholder  of record at the time of giving of the notice  provided for in this

Article II, Section 6 and who is entitled to vote at the meeting,  provided that such  shareholder  has  complied  with the notice  procedures  set forth in this

Article  II,  Section 6.

         (b) For nominations or other business to be properly  brought before an annual  meeting by a  shareholder  pursuant to clause (iii) of paragraph  (a) of this  Article  II,  Section 6, the  shareholder  must have given  timely  notice thereof  in  writing  to the  secretary  of the  corporation.  To be  timely,  a shareholder's  notice  shall be  delivered  to the  secretary  at the  principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting;  provided,  however,  that in the  event  that the  date of the  annual meeting is  advanced by more than thirty (30) days or delayed by more than sixty

(60) days from such  anniversary  date,  notice by the  shareholder to be timely must be so  delivered  not earlier than the  ninetieth  (90th) day prior to such annual  meeting  and not later  than the close of  business  on the later of the sixtieth  (60th)  day  prior to such  annual  meeting  or the tenth  (10th)  day following  the day on which public  announcement  of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the  shareholder  proposes to nominate for election or reelection as a director,

all  information  relating to such person  that is required to be  disclosed  in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities  Exchange Act of 1934,

as amended (the "Exchange Act") (including,  without  limitation,  such person's name,  address and principal  occupation  and such person's  written  consent to being named in the proxy  statement as a nominee and to serving as a director if elected);  (ii) as to any other business that the shareholder  proposes to bring before the meeting,  a brief  description of the business  desired to be brought before the meeting,  the reasons for conducting such business at the meeting and any  financial or other  interest in such business of such  shareholder  and the beneficial  owner, if any, on whose behalf the proposal is made; and (iii) as to the  shareholder  giving the notice and the beneficial  owner,  if any, on whose behalf  the  nomination  or  proposal  is made (1) the name and  address of such shareholder,  as they appear on the corporation's  books, and of such beneficial owner and (2) the class and number of shares of the corporation  which are owned beneficially  and of record by such  shareholder and such beneficial  owner.

         (c) Notwithstanding anything in the second sentence of paragraph (b) of this  Article  II,  Section 6 to the  contrary,  in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased  board of directors made by the corporation  at least  seventy (70) days prior to the first  anniversary  of the preceding year's annual meeting, a shareholder's notice required by this Article

II, Section 6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase,  if it shall be delivered to the secretary at the principal  executive  offices of the corporation not later than the close of business on the tenth  (10th) day  following  the day on which such public announcement is first made by the corporation.

         (d)  Only  such  persons  who are  nominated  in  accordance  with  the procedures set forth in this Article II, Section 6 shall be eligible to serve as directors  and only such  business  shall be conducted  at an annual  meeting of shareholders  as shall have been brought  before the meeting in accordance  with the procedures set forth in this Article II, Section 6; provided,  however, that the presiding  officer of the meeting may elect,  for good cause shown, to waive one or more of the  procedures  of this  Article  II,  Section 6. The  presiding officer  of the  meeting  shall have the power and duty to  determine  whether a nomination or any business proposed to be brought before the meeting was made in accordance  with the  procedures set forth in this Article II, Section 6 and, if any proposed  nomination or business is not in compliance  with this Article II,

Section 6 and the presiding officer elects not to waive such non-compliance,  to

declare  that  such  defective   proposed   business  or  nomination   shall  be

disregarded.

         (e) For purposes of this Article II,  Section 6, "public  announcement"

shall mean disclosure in a press release reported by the Dow Jones News Service,

Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to

Section 13, 14 or 15(d) of the Exchange Act.

         (f)  Notwithstanding  the  foregoing  provisions  of this  Article  II,

Section 6, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this  Article II,  Section 6.  Nothing in this  Article II,

Section 6 shall be  deemed to affect  any  rights  of  shareholders  to  request inclusion of proposals in the  corporation's  proxy  statement  pursuant to Rule

14a-8 under the Exchange Act.

         Section 7. Quorum.  Except as otherwise  provided in the certificate of
                    ------
incorporation,  the  presence in person or by proxy of the holders of a majority of any class or series voting  separately at a meeting and a majority of any two or more classes  voting  together as a class at such meeting shall  constitute a quorum for the transaction of business; if any matter to come before the meeting requires a vote of less than all the outstanding  classes,  then the presence in person or by proxy of the  holders  of a  majority  of the class or  classes  or series  having the right to vote on such matter or matters  shall  constitute  a quorum for the transaction of such business.  The shareholders present at a duly called or held  meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Adjourned  Meetings and Notice  Thereof.  Any  shareholders'

meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority  of the shares the  holders of which are either present in person or represented by proxy at such meeting, but in the absence  of a quorum  no  other  business  may be  transacted  at such  meeting;

provided,  however,  that if a quorum  of any class or  series  is  present  and objects  to such  adjournment,  the  meeting  shall not be  adjourned.

         When any shareholders' meeting,  either annual or special, is adjourned for more than thirty days,  notice of the adjourned meeting shall be given as in the case of an original  meeting.  If any such meeting is  adjourned  for thirty days or less,  however,  and the time and  place  of the  adjourned  meeting  is announced  at the  meeting  at which  the  adjournment  is  taken,  and the only business transacted at the adjourned meeting is such as might have been transacted at the original meeting, no further notice of the adjourned meeting need be given to shareholders.  If after the adjournment, the board of directors fixes a new record  date for the  adjourned  meeting,  however,  a notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

         Section 9.  Voting.  Shareholders  shall vote their stock in the manner
                     ------
provided  in the  certificate  of  incorporation  as amended  from time to time.

Shares held by the corporation shall not be voted at any meeting of shareholders for any purpose.

         Section 10. Proxies. Every shareholder entitled to vote at a meeting of
                     -------
shareholders  may authorize  another  person or persons to act for him by proxy.

Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder  or his agent by telegram or cable or by any means of electronic  communication  which results in a writing.  No proxy shall be valid  after  eleven  months  from the date of its  execution  unless a longer  time  is  expressly  provided  therein.  Unless  it  states  that  it is irrevocable and is coupled with an interest either in the stock itself or in the corporation, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder but the proxy shall continue to be in

force  until  revoked  by  the  personal   representative  or  guardian  of  the

shareholder.  The presence at a meeting of any shareholder who has given a proxy does not revoke the proxy unless the  shareholder  files  written  notice of the revocation with the secretary of the meeting prior to the voting of the proxy or votes the shares  subject to the proxy by written  ballot.  A person  named in a proxy as the attorney or agent of a  shareholder  may, if the proxy so provides,

substitute another person to act in his place,  including any other person named as an  attorney  or agent in the  same  proxy.  The  substitution  shall  not be effective  until an  instrument  effecting it is filed with the secretary of the corporation.

         Section  11.  Officers  of  Meetings.  The  chairman  of the board,  if
                       ----------------------
present,  shall  preside at all meetings of  shareholders.  In his absence,  the president,  if present, shall preside. In his absence, the vice president of the corporation  who has held that office for the longest period of those present at the meeting shall preside.  The secretary of the corporation  shall, if present,

act as secretary of all meetings of shareholders.  In his absence, any assistant secretary  of the  corporation  who is  present  shall act as  secretary  of the meeting.  If no assistant  secretary is present, a temporary  secretary for that particular meeting shall be elected.

         Section 12. Order of Business. The order of business at all meetings of
                     -----------------
the  shareholders,  unless changed by a majority vote of the shares  entitled to vote at such  meeting,  shall be as  follows:  (i) call to order;  (ii) proof of mailing  of  notice of  meeting,  proxy and  proxy  statement;  (iii)  report on presence of a quorum;  (iv) reading or waiver of minutes of  preceding  meeting;

(v)  election  of  directors;  (vi)  vote on other  proposals;  (vii)  report of officers;  and (viii) other business and  adjournment.

         Section 13. Voting List. The secretary or any assistant secretary shall
                     -----------
produce at each shareholders' meeting a list of shareholders entitled to vote at the  meeting  or any  adjournment  thereof.  Such  list  shall  (a) be  arranged alphabetically within each class and series, with the address of, and the number of shares held by, each  shareholder,  (b) be subject to the  inspection  of any shareholder  for reasonable  periods during the meeting,  and (c) be prima facie evidence as to persons who are the shareholders entitled to examine such list or to vote at the meeting.

         Section 14. Action by Shareholders Without a Meeting. In order that the
                     ----------------------------------------
corporation  may  determine  the  shareholders  entitled to consent to corporate action in  writing  without a meeting  pursuant  to  Section  14A:5-6 of the New

Jersey Business  Corporation  Act, any shareholder of record seeking to have the shareholders  authorize or take corporate  action by written  consent shall,  by written  notice to the  secretary,  request  that the board of  directors  set a record date. Upon receipt of such written notice, or in the absence of such written notice at any time at its election, the board of directors may, as it deems  appropriate  and in  the  best  interests  of the  corporation,  adopt  a resolution  setting a record date for purposes of determining  the  shareholders entitled to consent to corporate action in writing without a meeting. Any record date  set by the  board of  directors  pursuant  to this  Section  14 shall  not precede,  and shall not be more than ten (10) days after,  the date on which the resolution setting the record date is adopted by the board of directors.



                                   ARTICLE III

                               Board of Directors
                               ------------------

         Section  1.  Number  of  Directors.  The  board  of  directors  of  the
                      ---------------------
corporation  shall be composed  of not less than nine (9) nor more than  fifteen

(15) until  changed by an amendment of the  certificate  of  incorporation  duly adopted by the shareholders of the corporation.

         The  board of  directors,  following  the  adoption  of  these  amended by-laws,  shall  consist of eleven (11) members and one Director  Emeritus.  The number  of  directors  may  be  increased  or  decreased  within  the  foregoing limitations by an amendment to this Section 1 of Article III duly adopted by the board of directors.

         Section 2. Term of Office; Classification of Directors. The board shall
                    -------------------------------------------
be divided into three classes, which shall be denominated Classes I, II and III,

respectively.  The number of directors in each class shall be as nearly equal as possible

         At each meeting of shareholders, directors shall be elected to fill the directorships  of the  Class  of  directors  whose  terms  have  expired.  Those directors  shall  hold  office  until the third  successive  annual  meeting  of shareholders  after their  election and until their  successors  shall have been elected  and  qualified,  so  that  directors  elected  at  annual  meetings  of shareholders  shall each be elected for a three year term,  and that the term of

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one class of directors shall expire at each annual meeting.

         Section 3.  Resignation  and  Removal.  Any  director may resign at any
                     -------------------------
time.  Any  director  may be removed  with or without  cause as  provided in the certificate of  incorporation.  A special  meeting for the purpose of removing a director  may be called for by the chairman of the board,  the  president or the board  of  directors.  Notice  of  such  meeting  shall  be  given  to  all  the shareholders of Class A Common Stock in the manner provided by these by-laws for any annual or special  meeting.  A new  director to fill the  vacancy  caused by resignation  or removal  may be elected at the  special  meeting  called for the purpose of removing such director,  at any subsequent  annual or special meeting of shareholders,  or by the board of directors. If such director is elected at a special  meeting of  shareholders,  he shall serve until the term of the removed director would have expired and thereafter  until his successor  shall have been elected and qualified.

         Section  4.  Vacancies.  If any  vacancy  should  occur in the board of
                      ---------
directors for any reason whatsoever, such vacancy may be filled by a majority of the  remaining  directors.  Each director so elected shall hold office until the next  succeeding  annual or special meeting of the  shareholders  and thereafter until his successor shall have been elected and qualified.

         A vacancy or  vacancies  in the board of  directors  shall be deemed to exist in the case of the death,  resignation  or removal of any director,  or if the authorized number of directors be increased,  or if the shareholders fail at any special  meeting of the  shareholders at which any director or directors are elected  to elect the  authorized  number of  directors  to be voted for at that meeting.  No reduction  of the  authorized  number of  directors  shall have the effect of removing any director prior to the expiration of his term of office.

         Subject to the  provisions of the  certificate  of  incorporation,  the shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the  shareholders  shall have the power to elect a successor to take office when the resignation is to become effective.

         If the chairman of the board,  the  president or the board of directors shall so  direct,  the  secretary  shall  promptly  call a  special  meeting  of shareholders  to elect a director to fill such vacancy.  Any director so elected shall hold office for a term which is not inconsistent with Section 2 of Article

III of these by-laws, and thereafter until his successor shall have been elected and qualified.

         If a vacancy of all directors  shall occur,  the president or secretary shall promptly call a special meeting of the  shareholders to elect directors to fill such  vacancies.  The persons so elected  shall hold office  until the next annual meeting of shareholders and thereafter until their respective  successors shall have been elected and qualified.

         Section  5.  Place of  Meeting.  The  board of  directors  may hold its
                      -----------------
meetings  at such place or places  within or without  the State of New Jersey as the board may from time to time determine.

         Section 6. Regular Meetings. Regular meetings of the board of directors
                    ----------------
shall  be held on such  day in March or  April,  June or July and  September  or

October as shall be determined  from time to time by the board, at 10:00 a.m. or at such other time designated by the board on such day; provided,  however, that should said day fall upon a legal  holiday,  then any such meeting shall be held at the same  hour and  place on the  next  succeeding  day  which is not a legal holiday.  A fourth  regular  meeting of the board of directors  shall take place immediately  following the conclusion of the annual meeting of shareholders.  At the regular meeting of the board held  immediately  following the annual meeting of shareholders, the board of directors shall organize and elect officers.

         Section 7. Special Meetings. Special meetings of the board of directors
                    ----------------
for any  purpose or  purposes  may be called at any time by the  chairman of the board, the president, or by any three (3) directors.

         Section  8.  Notice of  Meetings.  Notice of the place of each  regular
                      -------------------
meeting of the board,  and notice of the time and place of each special  meeting of the  board,  shall  be given  in  writing  to each  director  either  by hand delivery,  facsimile  transmission,  mail or national  courier  service  such as

Federal Express, to the address or facsimile number, as the case may be, of such director  as shown  upon the  records  of the  corporation.  If such  notice  is delivered  by hand or by  facsimile  transmission,  it  shall  be  delivered  or transmitted,  as the case may be, at least  twenty-four  (24) hours prior to the time of the  holding of the  meeting.  If such  notice is  delivered  by mail or national courier service,  it shall be sent either by overnight mail or national courier  service (next day  delivery),  in which case it shall be deposited with the overnight  mail or national  courier  service at least two days prior to the time of the holding of the  meeting,  or by  airmail,  in which case it shall be deposited in the United  States Mails at least one week prior to the time of the holding of the meeting. Such hand delivery,  facsimile transmission,  mailing or national courier service  delivery,  as above provided,  shall be due, legal and personal notice to such director.

         Section  9.  Waiver of Notice  and  Consent.  The  transactions  of any
                      ------------------------------
meeting of the board,  however called and noticed or wherever held,  shall be as valid as though such meeting had been duly held after a regular call and notice,

if a quorum  be  present  and if,  before  or  after  the  meeting,  each of the directors  not  present  signs a written  waiver  of notice or a consent  to the holding of such meeting or an approval of the minutes thereof. All such waivers,

consents or approvals  shall be filed with the corporate  records or made a part of the minutes of the meeting.

         Section 10. Action without Meeting. Any action required or permitted to
                     ----------------------
be taken by the board of directors by law or these by-laws may be taken without a meeting, if, prior or subsequent to such action, all members of the board shall individually or collectively  consent in writing to such action. Each such written  consent or consents shall be filed with the minutes of the  proceedings of the  board.  Such  action by  written  consent  shall have the same force and effect as a unanimous vote of such directors, for all purposes.

         Section 11. Quorum.  A majority of the entire board of directors  shall
                     ------
constitute a quorum for the transaction of business.

         Section 12. Voting. Every act or decision done or made by a majority of
                     ------
the directors  present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors. In determining the presence of a quorum and the result of a vote taken by the board,  no  distinction  shall be made  among the  directors  with  respect  to the class or  classes or series of shareholders which elected them.

         Section 13. Presiding Officer.  The chairman of the board shall preside
                     -----------------
at all  meetings  of the board at which he is  present.  In the  absence  of the chairman of the board,  the  president  shall  preside.  If the secretary of the corporation or any assistant  secretary is present,  he shall record the minutes of the  meeting,  and if neither of them is present the board shall  designate a secretary to record the minutes of the meeting.

         Section  14.  Adjournment.  A quorum of the  directors  may adjourn any
                       -----------
directors'  meeting to meet again at a time and place  fixed in the  resolutions adjourning  such  meeting,  and no notice of the time and place of the adjourned meeting need be given if the period of  adjournment  does not exceed ten days in any one  adjournment.  A meeting  of  directors  at which  less than a quorum is present may also be adjourned until the next regular meeting of the board.

         Section 15. Directors  Emeritus.  The title of director emeritus may be
                     -------------------
conferred by the board of directors upon any former  director of the corporation or of a  corporation  acquired by the  corporation  who, in the  judgment of the board, has brought credit and distinction to this corporation,  or such acquired corporation, through long and faithful service. The title hereby created is honorary only and does not carry with it the powers, duties or obligations of a director of this corporation or any other power,  duty or obligation.  The title may be conferred upon as many persons as the board deems appropriate. A director emeritus  shall not be deemed a director or member of the board of directors but may attend meetings of the board and, upon invitation of the chairman,  may take part in the deliberative proceedings of the board, but may not vote.

         Section  16.  Fees  and  Compensation.   Directors  shall  receive  for
                       -----------------------
attendance  at each  regular  or  special  meeting  of the board a fixed sum and expenses  of  attendance,  if any,  and an annual fee for service as a director,

such as may be allowed by resolution of the board.  The board of directors  may,

if it so desires, fix one fee for directors who are officers or employees of the corporation (or who are receiving retirement benefits from it or a subsidiary or under a pension  trust of a  subsidiary)  and a higher fee for other  directors.

Nothing  herein  contained  shall be construed  to preclude  any  director  from serving  the  corporation  in any  other  capacity  and  receiving  compensation therefor.



                                   ARTICLE IV

                                   Committees
                                   ----------

         Section 1. Establishment of Committees.  The board of directors may, by
                    ---------------------------
resolution  adopted by a majority of the entire  board,  designate  an executive committee,  consisting of the chairman of the board, the chief executive officer and two (2) or more other  directors,  and may at any time designate  additional committees, each of which shall consist of two (2) or more directors. Subject to the  limitations  contained  in  Section 8 of this  Article  IV,  the  executive committee  shall have the maximum  authority  permitted  by law in effect at the time of the exercise of such authority and each other  committee shall have such authority,  not  exceeding  the  authority  of the  executive  committee,  as is provided by the board of directors in the resolutions creating such committee.

         Section 2. Presiding Officer and Secretary. The chief executive officer
                    -------------------------------
shall be  chairman  of the  executive  committee.  In the  absence  of the chief executive officer, one of the other directors shall be selected by the committee to  preside.  Each other  committee  shall  choose one of its  members to act as chairman.  Each  committee  shall from time to time designate a secretary of the committee who shall keep a record of its proceedings.

         Section  3.  Vacancies.  Vacancies  occurring  from time to time in the
                      ---------
membership  of any committee may be filled by a majority of the entire board for the unexpired term of the member whose death, resignation, removal or disability causes such vacancy,  and shall be so filled, if, as the result of such vacancy,

there shall be less than three (3) directors on the executive  committee or less than two (2) directors on any other committee,  or, in the case of the executive committee,  if the  chief  executive  officer  should  be the one  whose  death,

resignation, removal or disability causes such vacancy.

         Section  4.  Meetings.  Each  committee  shall  adopt  its own rules of
                      --------
procedure and shall meet at such stated time as it may, by resolution,  appoint,

and shall also meet whenever called together by the chairman of the board or the chief executive officer.

         Section 5. Notice of Meetings.  If the  committee  established  regular
                    ------------------
meeting  dates,  it shall not be  necessary  to give notice of any such  regular meeting. Notice of every special meeting shall be given in the manner and within the time  periods  specified in Section 8 of Article III with respect to notices of special meetings of the board of directors. Notice of any special meeting may be waived in writing by all of the absent members of the committee either before or after the meeting.

         Section 6. Quorum.  A quorum at any meeting of any  committee  shall be
                    ------
not  less  than  one-half  (1/2)  of the  entire  committee.  In the case of the executive committee, however, a quorum shall be not less than three (3) members.

Every act or decision done or made by a majority of the  directors  present at a committee  meeting  duly held at which a quorum is present  shall be regarded as the act of the committee.

         Section 7. Reports.  Actions taken at a meeting of any committee  shall
                    -------
be reported to the board at its next meeting  following such committee  meeting,

except  that when the meeting of the board is held within two (2) days after the committee meeting,  such report shall, if not made at the first meeting, be made to the board at the second meeting following such committee meeting.

         Section 8. Limitation of Powers. No committee of the board of directors
                    --------------------
shall have authority to do any of the following:

                 (a) make, alter or repeal any by-law of the corporation;

                 (b) elect or appoint  any  director,  or remove any  officer or director;

                 (c)   submit  to   shareholders   any  action   that   requires

                 shareholders' approval;

                 (d) amend or repeal any resolution  theretofore  adopted by the board which by its terms is amendable or repealable only by the board;

                 (e) fix the  compensation of any officer who is a member of the committee for serving as an officer of the corporation.


         Section 9.  Additional  Powers of the Board.  The board  shall have the
                     -------------------------------
power, with respect to existing committees, to

                 (a) fill any vacancy in any such committee;

                 (b)  appoint  one or more  directors  to serve  as  alternative members  of  any  such  committee  to act  in  the  absence  or disability of members of any such committee with all the powers of such absent or disabled members;

                 (c) abolish any such committee at its pleasure; and

                 (d) remove any director from  membership  on such  committee at any time, with or without cause.

                                    ARTICLE V

                                    Officers
                                    --------

         Section 1. Officers Enumerated.  The Board of Directors shall designate
                    -------------------
and elect the officers of the  corporation  which shall include but shall not be limited to a Chairman of the Board, a Chief Executive  Officer,  [ a President,]

two or more members of the office of the  President,  one or more Executive Vice

Presidents, Senior Vice Presidents and Vice Presidents, a Treasurer, one or more

Assistant Treasurers, a Secretary and one or more Assistant Secretaries. Any two or more  offices may be held by the same  person,  except that no officer  shall execute, acknowledge, or verify any instrument in more than one capacity as such instrument is required by law or by the By-Laws to be executed, acknowledged, or verified  by two or more  officers.  The  Chairman  of the  Board  and the Chief

Executive  Officer  shall  be  directors.  The  office  of the  President  shall initially  have four members,  each of whom shall be an Executive Vice President of the Corporation  who shall have the duties and powers normally  pertaining to the  President  of the  Corporation  but shall be limited to those  divisions or subsidiaries for which he or she is responsible.

         Section 2. Additional Officers. The board of directors may from time to
                    -------------------
time elect such other officers as it shall deem necessary,  who shall hold their offices for such terms and have such powers and perform  such duties as shall be prescribed from time to time by the board.

         Section 3. Election and Term of Office.  Each officer shall hold office
                    ---------------------------
until the next annual  election of officers,  and until his  successor  has been elected  and  qualified,  unless he is  earlier  removed.  All  officers  of the corporation shall hold office at the pleasure of the board of directors.

         Section 4.  Vacancies.  Any vacancy in an  enumerated  office or in any
                     ---------
other office may be filled by the board of directors.

         Section 5. Removal and Resignation.  Any officer may be removed, either
                    -----------------------
with or without cause,  by a majority of the directors at any regular or special meeting of the board or by any  officer  upon whom such power of removal  may be conferred by the board.  Removal of an officer shall be without prejudice to his or her contract rights, if any. Election to a corporate office shall not, in and of itself,  create  contractual  rights.  Any  officer may resign at any time by giving  written notice to the board or to the  president.  Any such  resignation shall take effect at the date of the receipt of such notice or at any later time specified  therein and, unless otherwise  specified  therein,  the acceptance of such resignation shall not be necessary to make it effective.

         Section  6.  Powers  and  Duties.  The  officers  shall  each have such
                      -------------------
authority and perform such duties in the  management of the  corporation as from time to time may be  prescribed  by the  board  of  directors  or the  executive committee  and as may be  delegated  by the  chairman  of the board or the Chief

Executive Officer.

Without limiting the foregoing,

         (a) Chairman of the Board.  The Chairman of the Board shall  preside at
             ---------------------
all  meetings of  shareholders  and at all meetings of the  directors.  He shall generally  possess such powers and perform such duties as usually pertain to the office of the Chairman and to the office of the Chief Executive Officer.

         (b)  Chief  Executive  Officer.  The  Chief  Executive  Officer  of the
              -------------------------
Corporation shall,  subject only to the direction and control of the Chairman of the Board and the Board of Directors,  have general charge of,  supervision over and  responsibility  for the business and affairs of the Corporation.  The Chief

Executive Officer shall generally possess such powers and perform such duties as usually  pertain  to  the  office  of a  President  of  a  New  Jersey  business corporation.  In the  absence  of the  Chairman  of Board,  the Chief  Executive

Officer  shall  preside  at all  meetings  of  Shareholders  and of the Board of

Directors.

         (c) President.  The president shall  generally  possess such powers and
             ---------
perform such duties as usually  pertain to the office of the  president of a New

Jersey  business  corporation,  including  power to  supervise  the business and activities  of the  corporation  and to  instruct,  direct and control its other officers,  agents and  employees,  and shall  perform  such other  duties as the chairman  of the board or the  chief  executive  officer  shall  direct.  In the absence of the chairman of the board and the chief executive  officer,  he shall preside at all meetings of shareholders and of the board of directors.

         (d) Members of the Office of the  President.  Each member of the Office
             ---------------------------------------
of the President shall generally  possess such powers and perform such duties as usually  pertain  to the  Office of the  President  but shall be  limited to the divisions or businesses for which he or she has responsibility.  Such powers and duties shall include the power to supervise  the  businesses  and  activities of such divisions and to instruct,  direct and control the other  officers,  agents and  employees  of those  divisions  and to  perform  such  other  duties as the

Chairman of the Board or the Chief Executive Officer shall direct.

         (e)  Vice  President.  The  corporation  shall  have  one or more  vice
              ---------------
presidents as  determined by the board of directors.  The board of directors may designate  one or more of such vice  presidents as executive  vice  president or senior vice president.  All vice presidents  shall have such authority and shall perform such duties as may be delegated from time to time by the chairman of the board, the chief executive  officer or the board of directors.  Unless otherwise ordered by the board of  directors,  any vice  president  may sign  contracts or other  instruments  authorized  either generally or specifically by the board of directors.

         (f)  Secretary.  The secretary or any assistant  secretary  shall cause
              ---------
notices of all meetings to be served as  prescribed  in these  by-laws and shall keep the minutes of all meetings of the shareholders, board of directors and all committees of the board of directors or  shareholders,  and shall have charge of the seal of the corporation. He shall perform such other duties and possess such other powers as pertain to his office or as are assigned to him by the chairman of the board, the chief executive officer, the president or the board of directors.

         (g)  Treasurer.  The treasurer  shall have the custody of the funds and
              ---------
securities of the  corporation  and shall keep or cause to be kept regular books of account for the  corporation.  He shall account to the chairman of the board,

the chief executive officer or the board of directors  whenever they may require concerning  all his  transactions  as treasurer  and  concerning  the  financial condition of the corporation.  The treasurer shall perform such other duties and possess  such other powers as are incident to his office or as shall be assigned to him by the chairman of the board, the chief executive  officer,  or the board of directors.

         (h) Controller.  The Controller shall have the immediate responsibility
             ----------
for the corporation's  accounting practices,  maintenance of its fiscal records,

preparation  of  its  financial  reports  and  the  responsibility  for  general accounting, cost accounting and budgetary controls functions of the corporation.

He shall be under  the broad  administrative  direction  of the Vice  President,

Financial and Chief Financial  Officer,  and shall perform such other duties and possess  such other powers as are incident to his office or as shall be assigned to him by the chairman of the board, the chief executive  officer,  or the board of directors.

                                   ARTICLE VI

                       Capital Stock and Other Securities
                       ----------------------------------

         Section 1. Issuance of Stock and Other Securities.  Certificates of any
                    --------------------------------------
class of capital stock of the  corporation  and  certificates  representing  any other securities of the corporation shall be signed by the president or any vice president  and may be  countersigned  by the  secretary or the  treasurer or the assistant  secretary.  Any  or  all  signatures  upon  a  certificate  may  be a facsimile.  Such certificates  shall be sealed with the seal of the corporation,

or  shall  bear a  facsimile  of such  seal;  and  such  certificates  shall  be registered in such manner as the board of directors may by resolution prescribe.

         Section 2. Lost,  Stolen and Destroyed  Certificates.  In case of lost,
                    -----------------------------------------
stolen or destroyed  certificates,  new certificates may be issued to take their place upon receipt by the  corporation  of such bond of indemnity and under such regulations as shall be prescribed by the board of directors,  but the giving of a bond of indemnity may be waived by the board.

         Section 3. Transfer of Securities. Shares of capital stock or any other
                    ----------------------
registered  securities of the corporation  shall be transferable on the books of the  corporation by the holder  thereof in person or by his authorized  attorney upon  surrender for  cancellation  to the transfer agent for such security of an outstanding  certificate or certificates  for the same number of shares or other security with an assignment and  authorization  to transfer  endorsed thereon or attached thereto, duly executed, together with such proof of the authenticity of the signature  and of the power of assignor to transfer  such  securities as the corporation or its agents may require.

         Section 4. Record Date for Dividends or Rights.  The board of directors
                    -----------------------------------
may fix a record  date in advance as of which  shares of stock  shall be held of record to entitle a shareholder to the payment of any dividend, to the allotment of rights, or to exercise rights in respect to any change, conversion or exchange of capital stock of the corporation. Such record date shall not precede by more  than  sixty  (60)  days  the  date of such  dividend  payment,  or such allotment  of rights,  or the date when such change,  conversion  or exchange of capital stock shall take effect. Only shareholders of record on such record date shall be entitled to receive or exercise such rights or benefits when they shall accrue,  notwithstanding  any  transfer  of  any  stock  on  the  books  of  the corporation subsequent to the record date which is fixed.

         Section 5. Issue of New Shares or Sale of Treasury Stock. Shares of the
                    ---------------------------------------------
capital stock of the  corporation  which have been authorized but not issued and treasury  shares  may be  issued  or  sold  from  time  to  time  and  for  such consideration as may be determined by the board of directors.


                                   ARTICLE VII

                                 Corporate Seal
                                 --------------

         Section  1. Form and Use.  The  corporate  seal  shall  have  inscribed
                     ------------
thereon  the name of the  corporation,  the year of its  incorporation,  and the words  "Corporate  Seal,  New  Jersey".  The seal may be used by causing it or a facsimile thereof to be impressed or reproduced on a document or instrument,  or affixed thereto.


                                  ARTICLE VIII

                                   Fiscal Year
                                   -----------


         Section 1. Time. The fiscal year of the  corporation  shall commence on
                    ----
October 1 of each calendar year.

                                   ARTICLE IX

                                   Amendments
                                   ----------

         Section 1.  Amendments by  Shareholders.  These by-laws may be altered,
                     ---------------------------
amended or repealed and new by-laws may be added by the shareholders.

         Section 2.  Amendments by the Board of Directors.  Subject to the right
                     ------------------------------------
of the shareholders  provided in Section 1 of this Article IX to adopt, amend or repeal the  by-laws,  the board of  directors  may adopt,  amend or repeal these by-laws;  provided,  however,  that a by-law or amendment  thereto  changing the number  of  directors  may be  adopted,  amended  or  repealed  by the  board of directors  only for the purpose of fixing the exact number of  directors  within the limits specified in Article III, Section 1, hereof.


                                    ARTICLE X

                                  Miscellaneous
                                  -------------

         Section 1. Checks,  Drafts, Etc. All checks, drafts or other orders for
                    ---------------------
the payment of money,  notes or other evidences of  indebtedness,  issued in the name of or  payable  to the  corporation,  shall be signed or  endorsed  by such person or persons and in such  manner,  manually or by facsimile  signature,  as shall be determined from time to time by the board of directors.

         Section 2. Execution of Contracts. The board of directors may authorize
                    ----------------------
any officer or officers,  agent or agents, to enter into any contract or execute any  instrument  in the  name of and on  behalf  of the  corporation,  and  such authority  may be general or  confined  to  specific  instances  and,  unless so authorized by the board of directors,  no officer,  agent or employee shall have any power or authority to bind the  corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 3. Voting  Shares of Other  Corporations.  The  chairman of the
                    -------------------------------------
board, the chief executive officer or any vice president is hereby authorized to vote,  represent and exercise on behalf of this  corporation all rights incident to any and all shares of stock of any other corporation or corporations standing in the name of this  corporation.  The authority herein granted may be exercised on behalf of the corporation by such officers either in person or by proxy.

         Section 4. Employee Benefit Plans.  The  corporation,  by resolution of
                    ----------------------
the board of directors, may adopt any one or more of the following plans for the benefit of some or all employees,  as hereinafter  defined,  and their families,

dependents or beneficiaries:

                 (a) plans  providing for the sale or distribution of its shares of any class or series, held by it or issued or purchased by it for the purpose,  including stock option, stock purchase, stock bonus, profit-sharing,  savings, pension, retirement,  deferred compensation and other plans of similar nature,  whether or not such  plans  also  provide  for  the  distribution  of  cash or property other than its shares;

                 (b) plans  providing  for  payments  solely in cash or property other than shares of the corporation, including profit-sharing,

                 bonus, savings, pension, retirement,  deferred compensation and other plans of similar nature; and

                 (c)  plans  for  the  furnishing  of  medical  service,   life,

                 sickness,  accident,  disability or  unemployment  insurance or benefits;  education; housing, social and recreational service;

                 and other similar aids and services.

         The term "employees" as used in this Section means employees, officers,

directors,  and agents of the  corporation or any subsidiary  thereof,  or other persons who are or have been actively  engaged in the conduct of the business of the  corporation  or any  subsidiary  thereof,  including  any who have retired,

become  disabled or died prior to the  establishment  of any plan  heretofore or hereafter adopted.

         Section  6.  Director  Loans.  The  corporation  may  lend  money to or
                      ---------------
guarantee any obligation of, or otherwise assist any director of the corporation or of any subsidiary,  whenever, in the judgment of the board of directors, such loan,  guarantee  or  assistance  may  reasonably  be  expected  to benefit  the corporation.  Any such loan, guarantee or other assistance may be made only when authorized  by a majority of the entire board of directors  and may be made with or without interest and whether unsecured or secured in such manner as the board shall  approve,  including,  without  limitation,  by a pledge  of shares of the corporation,  and may be made upon such other terms and  conditions as the board may  determine.  A  director  shall be  disqualified  from  voting  on any loan,

guarantee or other assistance proposed to be made to him or her pursuant to this section.  The  statutory  power of the board of directors to make such loans and guarantees and to provide other assistance to employees of the corporation other than directors shall not in any way be limited to this section.

         By order of the  board of  directors  of  Bergen  Brunswig  Corporation this_____day of November, 1998.




                                   Secretary



[ Seal ]


















                                     II - 46